UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2011

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Cedar Shopping Centers, Inc. (the “Company”) has entered into an employment agreement effective June 2011, with Philip Mays to serve as Chief Financial Officer of the Company.  Mr. Mays’ employment is also discussed below in Item 5.02 of this Current Report on Form 8-K.

The agreement provides for an annual base salary of $325,000, subject to annual discretionary increases.  Upon the effectiveness of the agreement, Mr. Mays will be paid $200,000 as a signing bonus.  Mr. Mays will also participate in the Company’s annual bonus plan for senior executive officers, with his initial bonus for 2011 to be $240,000, payable in cash.  Payment of the bonus for 2011 is guaranteed.  In addition, Mr. Mays will participate in the Company’s long-term incentive compensation plan pursuant to which he will be entitled to receive grants of restricted stock.  Mr. Mays will receive an initial grant of common stock equal to $750,000.  This grant is subject to vesting in four equal annual installments commencing on the date of the grant.

The agreement is for four years.  If Mr. Mays’ employment shall be terminated by the Company without cause or by Mr. Mays for good reason, he will be entitled to receive a lump sum cash payment equal to two and one-half times his annual base salary and highest annual bonus for the preceding two years, his health insurance benefits will be continued for 12 months and the vesting of all restricted stock will be accelerated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2011, the Company announced that Philip Mays has agreed to join the Company as Chief Financial Officer.  In this capacity he will succeed Lawrence Kreider whose employment agreement expires in June 2011.  The material terms of the agreement with Mr. Mays are described in Item 1.01 of this Current Report on Form 8-K.

Mr. Mays, age 43, previously was employed by Federal Realty Investment Trust commencing in May 2005 as controller and was appointed chief accounting officer in September 2006 and vice president, chief accounting officer in February 2007.  Federal Realty Investment Trust is an equity real estate investment trust specializing in shopping centers.  From June 2004 until May 2005, Mr. Mays was vice president of finance and corporate controller of CRIIMI MAE Inc., a real estate investment trust that focused on commercial mortgages.  Prior thereto and commencing June 1997, Mr. Mays was employed by Ernst & Young LLP, with his last position being senior manager, primarily serving the real estate and construction industries.  Mr. Mays is a certified public accountant and has a bachelor’s degree with a double major in accounting and finance from Jacksonville University.

There are no other arrangements or understandings between Mr. Mays and any other persons pursuant to which Mr. Mays was appointed as an executive officer.  Mr. Mays has no family relationships with any executive officer or director of the Company, and there are no relationships or transactions for Mr. Mays that are reportable pursuant to Item 404(a) of Regulation S-K.

Further details regarding the appointment can be found in a copy of the press release that is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated May 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2011

CEDAR SHOPPING CENTERS, INC.

By:	/s/Brenda J. Walker
Brenda J. Walker
Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 24, 2011